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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 26, 2002

                              COLONY BANKCORP, INC.
             (Exact name of registrant as specified in its charter)


              Georgia                   0-12436            58-1492391
   (State or other jurisdiction (Commission File No.) (IRS Employer I.D. No.)
         of incorporation)

                115 South Grant Street, Fitzgerald, Georgia 31750
                    (Address of principal executive offices)

                                 (229) 426-6000
               Registrant's Telephone Number, including area code

                                       N/A
          (Former name or former address, if changed since last report)


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    ITEM 5.  Other Events
              ------------
     On March 26, 2002, Colony Bankcorp, Inc. announced the completion of a $9,000,000 private placement of floating rate trust preferred securities ("Capital Securities") through its wholly-owned subsidiary, Colony Bankcorp Statutory Trust I.

     The Capital Securities mature in 30 years and bear interest at the 3-month LIBOR plus 360 basis points, reset quarterly. Interest on the Capital Securities is to be paid on the 26th day of each March, June, September, and December, commencing on June 26, 2002.

     Colony Bankcorp, Inc. intends to use the proceeds from this offering to fund the cash portion of its proposed acquisition of Quitman Bancorp, Inc. and to reduce its debt and for general corporate purposes, including providing capital to its subsidiary banks.

     The FTN Financial Capital Markets and Keefe, Bruyette & Woods acted as placement agents in the offering.

     Colony Bankcorp, Inc. ("Colony") is a multi-bank holding company headquartered in Fitzgerald, Georgia. Colony has six banking subsidiaries with twenty locations in the South and Central Georgia cities of Fitzgerald, Ashburn, Leesburg, Cordele, Albany, Sylvester, Warner Robins, Tifton, Moultrie, Douglas, Broxton, Eastman, Chester, Soperton, Rochelle and Pitts. Colony had assets of $621 million as of December 31, 2001. The company's stock is traded on the Nasdaq National Market under the symbol "CBAN."

     Additional information regarding these transactions is provided in the Registration Statement.

     ITEM 7.  Financial Statements and Exhibits
              ---------------------------------

              Exhibits.        None

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COLONY BANKCORP, INC.



Date:   March 26, 2002                 By: /s/ James D. Minix
        --------------------              -------------------------------------
                                          James D. Minix
                                          President and Chief Executive Officer

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                                  EXHIBIT INDEX

         None.